UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2014

BIOSTAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34708	20-8747899
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 588 Shiji Avenue Xiangyang City, Shaanxi Province, People’s Republic of China 712046
(Address of Principal Executive Office) (Zip Code)

86-029-33686638
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                            Entry into a Material Definitive Agreement

On March 10, 2014, the Company and certain institutional investors entered into a securities purchase agreement (the “Purchase Agreement”) in connection with an offering (“Offering”) pursuant to which the Company agreed to sell, and the investors agreed to purchase 1,650,000 shares of the Company’s common stock and warrants to purchase up to 660,000 shares of the Company’s common stock, for aggregate gross proceeds, before deducting fees to the placement agents and other estimated offering expenses payable by the Company, of approximately $4.1 million.  The warrants will be immediately exercisable  upon issuance and will remain exercisable for three years thereafter at an exercise price of $3.23 per share.  The exercise price and number of shares underlying the warrants are subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.  In addition, if the Company sells, issues or grants any common stock or common stock equivalents at a price per share less than the then exercise price of the warrants, then, the exercise price of the warrants shall be reduced to equal such price.

The exercisability of the warrants may be limited if, upon exercise, the holder thereof or any of its affiliates would beneficially own more than 4.9% of the Company’s common stock.

Under the Purchase Agreement, the Company agreed with each of the investors that, subject to certain exceptions, it will not, within the 60 days following the closing of the Offering (which period may be extended in certain circumstances), enter into any agreement to issue or announce the issuance or proposed issuance of any securities.

The Company also agreed with each of the investors that until the earlier to occur of (x) the 18 month anniversary of the closing of the transactions contemplated by the Purchase Agreement and (y) the date on which none of the warrants are outstanding, it will not effect or enter into an agreement to effect a “Variable Rate Transaction,” which means, with certain exceptions, a transaction in which the Company or any subsidiary of the Company: (i) issues or sells any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the Company’s common stock at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Company’s common stock, or (ii) enters into any agreement (including, without limitation, an “equity line of credit”) whereby the Company or any subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights and other than an “at-the-market offering”).

Further, the Company agreed with each of the investors that the Company will not file any registration statements under the Securities Act of 1933, as amended, for a period of 30 trading days following the closing of the transactions contemplated by the Purchase Agreement unless such filing is required by Section 4(a) of the Purchase Agreement.

The Company also agreed with each of the investors  that if the Company issues securities within the 12 months following the closing of the Offering, then each  investor will have the right to purchase up to 40% of the securities on the same terms, conditions and price provided for in the proposed issuance of securities.

The Company also agreed to indemnify each of the investors against certain losses resulting from its breach of any of its representations, warranties, or covenants under agreements with each of the investors, as well as under certain other circumstances described in the Purchase Agreement.

On March 1, 2014, the Company entered into a placement agency agreement (the “Agency Agreement”) with Moody Capital Solutions, Inc. and Axiom Capital Management, Inc. (the “Placement Agents”).  In connection with the Offering, the Placement Agents will be entitled to a shared cash fee of 5.5% of the gross proceeds paid to the Company for the securities the Company sells in this Offering.  Additionally, the Company will issue to the Placement Agents warrants (“Placement Agent Warrants”) to purchase 99,000 shares of Company common stock on substantially the same terms as the warrants issued pursuant to the Purchase Agreement. In connection with the Offering, the Company has agreed to indemnify the Placement Agents against certain liabilities under the Securities Act of 1933, as amended.

The Offering will close on or before March 13, 2014.  After giving effect to the Offering, but without giving effect to the exercise of the warrants being offered, the Company will have 13,996,113 shares of common stock outstanding.

The Offering was effected as a takedown off the Company’s shelf registration statement on Form S-3 (File No. 333-192963), which became effective on January 3, 2014, pursuant to a prospectus supplement to be filed with the Securities and Exchange Commission.

The foregoing summaries of the terms of the Agency Agreement, the form of warrant to be issued to each of the investors and the Purchase Agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1, 4.1, and 10.1 respectively, which are incorporated herein by reference.

The Agency Agreement, the form of warrant and the Purchase Agreement have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other financial information about us or our subsidiaries and affiliates. The representations, warranties and covenants contained in the Agency Agreement and the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Agency Agreement and the Purchase Agreement, respectively; may be subject to limitations agreed upon by the parties thereto, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Agency Agreement and the Purchase Agreement, respectively, instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors in our common stock should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of us or our subsidiaries or affiliates.

 Item 8.01                            Other Events.

The information set forth in Item 1.01 with respect to the Offering is hereby incorporated herein by reference. On March 10, 2014, the Company issued a press release announcing the execution of the Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01                            Financial Statements and Exhibits.

(d)                Exhibits.

1.1	Placement Agency Agreement, dated March 1, 2014, by and away the Company, Moody Capital Solutions, Inc. and Axiom Capital Management, Inc.
4.1	Form of Warrant to purchase Shares of Common Stock by the Company in favor of the Investors.
5.1	Opinion of Schiff Hardin LLP.
10.1	Securities Purchase Agreement, dated March 10, 2014, by and between the Company and the Investors.
23.1	Consent of Schiff Hardin LLP (contained in Exhibit 5.1 above).
99.1	Press Release dated March 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Biostar Pharmaceuticals, Inc.

By:	/s/ Ronghua Wang
Ronghua Wang, Chief Executive Officer

Date:           March 10, 2014